EXHIBIT 99.1

Great Wolf and Apollo Agree On Further Increased Offer Price of $7.85 Per Share

NEW YORK, April 20, 2012 - K-9 Acquisition, Inc., an affiliate of Apollo Global Management (NYSE: APO), and Great Wolf Resorts, Inc. (NASDAQ: WOLF) announced today that they have further amended their previously announced merger agreement to provide for Apollo to increase its offer to acquire Great Wolf from $7.00 per share in cash to $7.85 per share in cash.
The $7.85 offer price represents a premium of 171% to the six-month average of Great Wolf’s share price prior to the announcement of Apollo’s original offer (March 12, 2012), a premium of 136% over the ninety-day average of Great Wolf’s share price prior to the announcement of the original offer and a premium of 87% over Great Wolf’s closing stock price on the day prior to the announcement of the original offer.

The further increased offer from Apollo was unanimously approved by the Great Wolf board of directors, as Great Wolf’s board believes that Apollo’s increased offer is in the best interest of all shareholders. The board has determined to recommend that Great Wolf shareholders tender their shares into Apollo’s revised tender offer, which will be extended to 9:00 a.m., New York City time, on Friday, May 4, 2012.

Great Wolf’s approval of a further increased offer from Apollo came after Great Wolf received a committed offer from affiliates of KSL Capital Partners on April 18, 2012, proposing to acquire Great Wolf for $7.25 per share in cash, subject to the terms and conditions of the merger agreement provided with the offer.  In connection with the $7.85 per share offer from Apollo, the Great Wolf board determined that the KSL offer no longer constituted a “Superior Proposal” as defined in the Agreement and Plan of Merger, dated March 12, 2012, as amended on April 6, 2012, April 18, 2012, and as further amended on April 20, 2012, between Great Wolf and affiliates of Apollo.  The Great Wolf board of directors has therefore determined not to proceed with its consideration and evaluation of the KSL offer.

In connection with the increased offer, Great Wolf has agreed to increase the termination fee and expense reimbursement payable to Apollo in certain circumstances from a total of up to $9.33 million to a total of up to $10.47 million.

A complete description of the terms of the merger agreement amendment and reasons for the board’s recommendation will be provided in an amended solicitation/recommendation statement on Schedule 14D-9, which Great Wolf will file with the Securities and Exchange Commission (the “SEC”) with respect to the increased offer.

The depositary for the tender offer has informed Apollo that, as of 5:00 p.m. on Thursday, April 19, 2012, 3,400,284 shares have been validly tendered and not validly withdrawn.

Great Wolf stockholders who have already tendered their shares will receive the benefit of the $7.85 per share price and need not take any action in order to do so.  Stockholders that wish to tender their shares should contact their broker or MacKenzie Partners, Inc. at (212) 929-5500 (collect) or (800) 322-2885 (toll free).  Any persons with questions regarding the offer should contact MacKenzie Partners at the above numbers or the dealer manager, UBS Investment Bank, at (212) 821-6071 (collect) or (855) 565-0223 (toll free).  Copies of the offering document may also be obtained from MacKenzie Partners, Inc.

Deutsche Bank Securities Inc. is serving as financial advisor to the Great Wolf, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Young Conaway Stargatt & Taylor, LLP are serving as Great Wolf’s legal advisors.  Morgan Stanley & Co. LLC, UBS Investment Bank and Nomura Securities International, Inc. are serving as financial advisors to Apollo, and Akin, Gump, Strauss, Hauer & Feld LLP is serving as Apollo’s legal advisor.

About Apollo Global Management

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of more than $75 billion as of December 31, 2011, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit http://www.agm.com.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® brand. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C. Great Wolf’s consolidated subsidiary, Creative Kingdoms, LLC, is a developer and operator of technology-based, interactive quest adventure experiences such as MagiQuest®. Additional information may be found on Great Wolf’s website at http://www.greatwolf.com.

Additional Information and Where to Find It

The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The Apollo tender offer described herein will not be made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable state or foreign securities or “blue sky” laws. The Apollo tender offer is being made pursuant to a tender offer statement on Schedule TO filed by affiliates of Apollo Global Management, LLC with the SEC on March 13, 2012 as subsequently supplemented and amended. Great Wolf filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Apollo tender offer with the SEC on March 13, 2012, which has been subsequently amended. The Apollo tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement, in each case, and together with any amendments or supplements thereto, contain important information that should be read carefully before making any decision to tender securities in the Apollo tender offer.  Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents filed by the parties at the SEC’s Web site at www.sec.gov or at Great Wolf’s Web site at corp.greatwolfresorts.com. The solicitation/recommendation statement and such other documents may also be obtained for free from Great Wolf by directing such request to Investor Relations, 525 Junction Road, Ste. 6000 South Tower, Madison, WI 53717, telephone: (608) 662-4700.

Forward-Looking Statements

Statements herein regarding the proposed transaction among Apollo and Great Wolf, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Apollo and Great Wolf believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo and Great Wolf or persons acting on Apollo’s or Great Wolf’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and Great Wolf undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.
Additional factors that may affect future results are contained in Great Wolf’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

For More Information

Great Wolf Resorts, Inc.

Investors:
ICR, Inc.
Brad Cohen, 203-682-8211
Brad.Cohen@icrinc.com
or
Media:
Sard Verbinnen & Co
George Sard, David Reno or Carrie Bloom, 212-687-8080

Apollo Global Management, LLC

Investors:
Gary M. Stein, 212-822-0467
Head of Corporate Communications
gstein@apollolp.comor
or
Patrick Parmentier, CPA, 212-822-0472
Investor Relations Manager
pparmentier@apollolp.com
or
Media:
Rubenstein Associates, Inc. for Apollo Global Management, LLC
Charles Zehren, 212-843-8590
czehren@rubenstein.com

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